Exhibit 10.14

ABL FACILITY PLEDGE AGREEMENT

ABL FACILITY PLEDGE AGREEMENT (this “Agreement”), dated as of April 6, 2012, by and between (a) THE CONTAINER STORE, INC., a Texas corporation (the “Borrower”), (b) each subsidiary listed on Schedule II (together with the Borrower and, collectively together with any subsidiary that becomes a party hereto pursuant to Section 4.15 of the Security Agreement, in such capacities and together with any successor in such capacities, the “Pledgors,” and each, a “Pledgor”), and (c) JPMORGAN CHASE BANK, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement (the “Credit Agreement”), dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, (i) the Borrower, (ii) the Guarantors (iii) JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (iv) the Collateral Agent for its own benefit and the benefit of the other Credit Parties and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), among others; and

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgors of (i) that certain ABL Facility Security Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and between, among others, the Pledgors and the Collateral Agent, pursuant to which each Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined therein), and (ii) an agreement in the form hereof, pursuant to which each Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or permitted assigns), hereby agrees as follows:

SECTION 1

Definitions

1.1                               Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2                               Definitions of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrower”  shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Financing Statement” shall have the meaning assigned to such term in the Security Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the Credit Agreement.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“Issuer” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Permitted Disposition” shall have the meaning assigned to such term in the Security Agreement.

“Permitted Liens”  shall have the meaning assigned to such term in the Security Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Secured Obligations” shall mean the “Obligations” (as defined in the Credit Agreement).

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Securities Intermediary” shall have the meaning assigned to such term in the UCC.

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Term Loan Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Term Facility, and its successors and permitted assigns.

“Uncertificated Security” shall have the meaning assigned to such term in the UCC.

“Voting Equity Interests” shall have the meaning assigned to such term in the Security Agreement.

1.3                               Rules of Interpretation.  The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Credit Parties, a security interest in and pledge of all of the Pledgors’ right, title and interest in, to and under:

2.1                               all shares of capital stock, limited liability company membership interests and other Equity Interests owned by each Pledgor, including in each entity designated as an “Issuer” on Schedule I hereto (each an “Issuer”), and any shares of capital stock, limited liability company membership interests or other Equity Interests obtained in the future by each Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests (the “Pledged Securities”); provided however, that the Pledged Securities shall not include, and the security interest shall not attach to: (i) equity interests in joint ventures or any non-wholly-owned Subsidiaries, but only to the extent that the organizational documents or other agreements with other equity holders do not permit or restrict the pledge of such equity interests, (ii) more than 65% of the outstanding Voting Equity Interests of any (x) CFC or (y) U.S. Subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the capital stock of one or more Foreign Subsidiaries and (iii) equity interests in any Unrestricted Subsidiary;

2.2                               all other Investment Property that may be delivered to, and held by, the Term Loan Collateral Agent, as agent for the Collateral Agent and the other Credit Parties, among others, pursuant to the terms of the Intercreditor Agreement, or the Collateral Agent pursuant to the terms hereof;

2.3                               subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4                               subject to Section 6, all rights and privileges of each Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5                               all proceeds of any of the foregoing (the items referred to in clauses 2.1 through 2.4 being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Credit Parties, until (i) the Commitments have expired or been terminated (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement or the Credit Agreement) (iii) all L/C Obligations have been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the applicable L/C Issuer and the Administrative Agent), and (iv) the L/C Issuers have no further obligation to issue Letters of Credit under the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Term Loan Collateral Agent or the Collateral Agent pursuant to Section 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Term Loan Collateral Agent and the Collateral Agent and by such other instruments and documents as the Term Loan Collateral Agent and the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Term Loan Collateral Agent and the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1                               On or before the Closing Date, each Pledgor shall deliver or cause to be delivered to the Term Loan Collateral Agent (with copies to the Collateral Agent), as agent for the Collateral Agent and the other Credit Parties, among others, pursuant to the terms of the Intercreditor Agreement, any and all Pledged Securities, any and all Investment Property, and any and all original certificates or other instruments or documents representing the Pledged Collateral (in each case, other than any Investment Property that is held by or credited to the books of a Securities Intermediary); provided, however, that with respect to (i) any Uncertificated Security, (ii) any limited liability company interest that (x) is not represented by a certificate or (y) is not a Security, as defined in the UCC, and (iii) any partnership interest that (x) is not represented by a certificate or (y) is not a Security, as defined in the UCC, upon the request of the Term Loan Collateral Agent or the Collateral Agent, the Pledgors shall cause the Issuer thereof to duly authorize, execute and deliver to the Term Loan Collateral Agent and the Collateral Agent an agreement in form and substance satisfactory to the Term Loan Collateral Agent and the Collateral Agent, pursuant to which such Issuer agrees to comply with any and all instructions originated by (i) until the date upon which the Discharge of Term Obligations (as defined in the Intercreditor Agreement) shall have occurred, the Term Loan Collateral Agent and (ii) from and after the date upon which the Discharge of Term Obligations shall have occurred, the Collateral Agent, in each case without further consent by the registered owner of such Uncertificated Security, limited liability company interest or partnership interest, and not to comply with any instructions regarding such Uncertificated Security, limited liability company interest or partnership interest originated by any other Person (other than a court of competent jurisdiction).

3.2                               After the Closing Date, promptly upon any Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, such Pledgor shall deliver or cause to be delivered such Pledged Collateral (i) until the date upon which the Discharge of Term Obligations shall have occurred, to the Term Loan Collateral Agent (with copies to the Collateral Agent), as agent for the Collateral Agent and the other Credit Parties, among others, pursuant to the terms of the Intercreditor Agreement, and (ii) from and after the date upon which the Discharge of Term Obligations shall have occurred, to the Collateral Agent (in each case, other than any Investment Property that is held by or credited to the books of a Securities Intermediary); provided, however, that if at any time after the Closing Date such Pledgor shall own any (i) Uncertificated Security, (ii) any limited liability company interest that (x) is not represented by a certificate or (y) is not a Security, as defined in the UCC or (iii) any partnership interest that (x) is not represented by a certificate or (y) is not a Security, as defined in the UCC, the Pledgors shall cause the issuer thereof to comply promptly with the requirements of the proviso to Section 3.1 with respect thereto.

3.3                               Each of the Pledgors hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, to file in any appropriate filing office, wherever located, any Financing Statement describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement.  Each Pledgor also authorizes the Collateral Agent to take any and all actions required by any applicable Law to perfect and protect the security interest granted hereunder.  Each Pledgor shall provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

3.4                               Prior to the satisfaction of the Discharge of Term Obligations, with respect to any obligation under this Agreement, any other Collateral Document, or the Credit Agreement to deliver possession or control of any Collateral on which there is a Second Priority Lien by the Collateral Agent, such obligation shall be deemed satisfied by the delivery of possession or control of such Collateral to the Term Loan Collateral Agent (holding for the benefit of the Collateral Agent for the Credit Parties).

SECTION 4

Representations, Warranties and Covenants

The Pledgors hereby jointly and severally represent, warrant and covenant, as to each Pledgor and the Pledged Collateral pledged by each Pledgor hereunder, to and with the Collateral Agent that:

4.1                               Schedule I sets forth a true and correct list of all Equity Interests owned by each Pledgor and the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other Equity Interest of the Issuer with respect thereto as set forth on Schedule I;

4.2                               except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, each Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Liens, and (iv) other than as permitted in Section 6.2, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3                               except in compliance with the Credit Agreement, no Pledgor will consent to or approve the issuance of (a) any additional shares of any class of capital stock of any Issuer of the Pledged Securities, or the issuance of any membership interests or other Equity Interests in any such Person, (b) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, or (c) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests;

4.4                               each Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

4.5                               except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of the Pledgors), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

4.6                               by virtue of the execution and delivery by each Pledgor of this Agreement, and the delivery by each Pledgor to the Collateral Agent or the Term Loan Collateral Agent, as agent for the Collateral Agent and the other Credit Parties, among others, pursuant to the terms of the Intercreditor Agreement, of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Collateral Agent will obtain a valid and perfected Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations;

4.7                               all of the Pledged Securities set forth on Schedule I have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable; and

4.8                               all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on its own behalf and on behalf of the other Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of each Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent.  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1                               Unless and until the Pledgors receive notice that an Event of Default has occurred and is continuing, the Pledgors shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and applicable Law; provided, however, that no Pledgor will be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights and remedies of any of the Credit Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Credit Parties to exercise the same.

6.2                               Unless and until any Pledgor receives notice that an Event of Default has occurred and is continuing, each Pledgor shall be entitled to receive and retain any and all cash dividends or other cash distributions paid on the Pledged Collateral (provided, however, that, following the satisfaction of the Discharge of Term Obligations and after the occurrence and during the continuance of a Cash Dominion Event, each Pledgor shall cause all such cash dividends or other cash distributions to be deposited into the Concentration Account in accordance with the provisions of Section 6.13 of the Credit Agreement) to the extent, and only to the extent, that such cash dividends or other cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, membership interests or other Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Term Loan Collateral Agent and shall be forthwith delivered (except to the extent that such dividends or other cash distributions constitute Term Priority Collateral) to the Collateral Agent, in the same form as so received (with any necessary endorsement).

6.3                               Upon the Pledgors’ receipt of notice that an Event of Default has occurred and is continuing, all rights of the Pledgors to dividends or other cash distributions that the Pledgors are authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent and the Term Loan Collateral Agent, subject to the terms of the Intercreditor Agreement, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions.  All dividends or other cash distributions received by the Pledgors contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent and the Term Loan Collateral Agent, shall be segregated from other property or funds of the Pledgors and shall, subject to the Intercreditor Agreement, be forthwith delivered to the Concentration Account in accordance with the provisions of Section 6.13 of the Credit Agreement (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived in writing by the Collateral Agent, each Pledgor will have the right to receive the dividends or other cash distributions that it would otherwise be entitled to receive pursuant to the terms of Section 6.2 above.

6.4                               Upon the Pledgors’ receipt of notice that an Event of Default has occurred and is continuing, all rights of the Pledgors to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived in writing by the Collateral Agent, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1                               The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor.

7.2                               The Collateral Agent shall give each Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  Each Pledgor agrees that such written notice shall satisfy all requirements for notice to any Pledgor which are imposed under the UCC with respect to the exercise of the Collateral Agent’s rights and remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.3                               Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4          At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from any Pledgor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

7.5          For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

7.6          As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7          Each Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.8          To the extent permitted by applicable Law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which each Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Collateral Agent nor any other Credit Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Section 8.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

[Reserved.]

SECTION 10

Further Assurances

Subject to the Intercreditor Agreement, each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 11

Intent

This Agreement is being executed and delivered by the Pledgors for the purpose of confirming the grant of the security interest of the Collateral Agent in the Pledged Collateral.  It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to the Pledged Collateral.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

SECTION 12

Termination; Release of Pledged Collateral

12.1        Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition.  Upon at least two (2) Business Days’ prior written request by the Pledgors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 12.1; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Pledgors in respect of) all interests retained by the Pledgors, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

12.2        Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments have expired or been terminated (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement or the Credit Agreement) (iii) all L/C Obligations have been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the applicable L/C Issuer and the Administrative Agent), and (iv) the L/C Issuers have no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall return all Pledged Collateral to the Pledgors and execute and deliver to the Pledgors, at the Pledgors’ expense, all UCC termination statements, releases and similar documents that the Pledgors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the security interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Pledgor. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 12.2 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 13

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14

Intercreditor Agreement

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the

Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGORS:	THE CONTAINER STORE, INC.

	By:	/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

TCS HOLDINGS, INC.

	By:	/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

TCS GIFT CARD SERVICES, LLC

	By:	/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

TCS INSTALLATION SERVICES, LLC

	By:	/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

SIGNATURE PAGE

PLEDGE AGREEMENT- THE CONTAINER STORE, INC.-ABL

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Andrew Ray
	Name:	Andrew Ray
	Title:	Authorized Officer

SIGNATURE PAGE

PLEDGE AGREEMENT- THE CONTAINER STORE, lNC.-ABL

SCHEDULE I

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Issued / Outstanding Shares	Number of Shares Owned	Percentage Owned / Pledged
The Container Store, Inc.	TCS Holdings, Inc.	Common Stock	1	1	100% / 100%
TCS Gift Card Services, LLC	The Container Store, Inc.	Membership Interests	N/A	100%	100% / 100%
TCS Installation Services, LLC	The Container Store, Inc.	Membership Interests	N/A	100%	100% / 100%
Elfa International AB	The Container Store, Inc.	Share Capital	550,248	550,248	100% / 65%

SCHEDULE II

Pledgors

The Container Store, Inc.

TCS Holdings, Inc.

TCS Gift Card Services, LLC

TCS Installation Services, LLC